Exhibit 10.44

ASSIGNMENT

KNOW ALL PERSONS BY THESE PRESENTS, that for the consideration of $10 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Star 26 Capital, Inc., a Nevada corporation (“Assignor”), hereby transfers, conveys and assigns unto the stockholders of the Assignor as identified on Schedule A attached hereto (collectively, the “Assignee”), all of Assignor’s right, title and interest in and to the securities described in Section 2.2.1(iii) of the Amended and Restated Securities Purchase Agreement and Call Option dated as of September 15, 2025 (the “Purchase Agreement”), by and among Nukkleus Inc., a Delaware corporation, the Assignor, the Assignees, and Menachem Shalom, as representative of the Assignees.

1. Assignment. Assignor hereby irrevocably and unconditionally sells, transfers, assigns, conveys, grants, delivers, vests and confirms unto Assignee all the right, title and interest of Assignor in and to the Assigned Securities. The “Assigned Securities” shall consist of the following:

(i) 4,770,340 shares of common stock, par value $0.0001 per share, of Nukkleus Inc. (“Common Stock”);

(ii) warrants to purchase 12,017,648 shares of Common Stock at an exercise price of $1.50 per share, exercisable for a period of five years from the date hereof (the “Warrant”);

(iii) a promissory note in the principal amount of $3,000,000, bearing interest at 8% per annum and maturing six months from the date hereof (the “Six-Month Note”); and

(iv) a promissory note in the principal amount of $3,000,000, maturing three months from the date hereof (the “Three-Month Note”).

2. Representations and Warranties. Assignor hereby represents and warrants to the Assignees that:

(a) It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. It has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

(b) It has all requisite power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action and no other action or proceeding on its part is necessary to authorize the execution, delivery, and performance by it of this Agreement and the consummation of the transactions contemplated hereby.

(c) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over it, or any of its affiliates nor its shareholders is required for the execution by it of this Agreement and compliance and performance by it of its obligations hereunder.

(d) Neither the execution of this Agreement nor the performance of the respective party’s obligations hereunder will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation, charter or bylaws of it, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to it of any court, governmental agency or body, or arbitrator having jurisdiction over the party or its properties or assets or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which it or any of its affiliates is a party, by which it or any of its affiliates is bound, or to which any of its properties or any of its affiliates is subject, or (D) the terms of any agreement to which it, or any of its affiliates is a party; or

(ii) result in the creation or imposition of any lien or other encumbrance upon its securities or any of its assets or any of its affiliates.

(e) There is no pending or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over it or any of its affiliates.

3. Effectiveness of this Agreement. The execution and delivery of this Agreement shall transfer, convey and deliver to the Assignees, in the amounts set forth on Schedule A, good and marketable title to the Assigned Securities, free and clear of any liens or encumbrances, other than pursuant to applicable securities laws.

4. Power of Attorney. The Assignor hereby constitutes and appoints Menachem Shalom as its true, lawful and irrevocable attorney to demand and receive the Assigned Securities on behalf of the Assignees, and to give receipts, releases and satisfactions for the same, and this may be done in the name of the Assignor with the same force and effect as Assignor could do if this Agreement had not been made.

5. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

(b) If any covenant or agreement contained herein, or any part hereof, is held to be invalid, illegal or unenforceable for any reason, such provision will be deemed modified to the extent necessary to be valid, legal and enforceable and to give effect of the intent of the parties hereto.

(c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof or thereof.

(d) This Agreement may not be amended or modified except by the express written consent of the parties hereto. Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

(e) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assignees.

(f) The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

(g) The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

(h) This Agreement may be executed in counterparts and by facsimile or other electronic means, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized officer or representative as of the date first above written.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Assignment as of January 12, 2026.

STAR 26 CAPITAL, INC.

By:	/s/ Menachem Shalom
Name:	Menachem Shalom
Title:	Chief Executive Officer

AGREED AND ACKNOWLEDGED:

NUKKLEUS INC.

By:	/s/ Menachem Shalom
Name:	Menachem Shalom
Title:	Chief Executive Officer

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